UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2026

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc. Suite 1445 - 885 W. Georgia Street, Vancouver, B.C. Canada	V6C 3E8
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Preferred Investment Option Amending Agreement with Sabby Volatility Warrant Master Fund, Ltd.

As previously reported, pursuant to the terms of the Preferred Investment Options dated October 26, 2023 and June 26, 2025 (together, the “Sabby Preferred Investment Options” and each a “Sabby Preferred Investment Option”), InMed Pharmaceuticals Inc. (the “Company”) provided Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”) with the right to subscribe for and purchase from the Company, in the aggregate, up to 2,151,478 common shares in the capital of the Company at an exercise price per common share of $2.436, subject to adjustment (the “Sabby Exercise Price”). The Sabby Preferred Investment Options were offered in private placements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

On April 21, 2026, the Company entered into a Preferred Investment Option Amending Agreement (the “Sabby Preferred Investment Option Amending Agreement”) with Sabby to amend the Sabby Exercise Price contained in each Sabby Preferred Investment Option from $2.436 to $0.80.

The foregoing description of the Sabby Preferred Investment Option Amending Agreement is not complete and is qualified in its entirety by the full text of the Sabby Preferred Investment Option Amending Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Preferred Investment Option Amending Agreement with Affiliates of H.C. Wainwright & Co., LLC

As previously reported, pursuant to the terms of Preferred Investment Options dated November 21, 2022, October 26, 2023 and June 26, 2025 (together, the “Wainwright Preferred Investment Options” and each a “Wainwright Preferred Investment Option”), the Company provided three affiliates of H.C. Wainwright & Co., LLC (“Wainwright” and, such affiliates of Wainwright, the “Wainwright Parties” and each, a “Wainwright Party”) with the right to subscribe for and purchase from the Company, in the aggregate, up to 153,236 common shares in the capital of the Company (on a post-consolidation basis) at an exercise price per common share of $82.50, $20.75 and $3.2013 (in each case, on a post-consolidation basis), respectively, subject to adjustment in each case (together, the “Wainwright Exercise Prices”). The Wainwright Preferred Investment Options were offered in private placements pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On April 24, 2026, the Company entered into Preferred Investment Option Amending Agreements (the “Wainwright Preferred Investment Option Amending Agreements”) with each Wainwright Party to amend the Wainwright Exercise Prices contained in each Wainwright Preferred Investment Option to $0.80.

The foregoing description of the Wainwright Preferred Investment Option Amending Agreements is not complete and is qualified in its entirety by the full text of the Wainwright Preferred Investment Option Amending Agreements, a copy of a form of which is filed as Exhibit 10.2 to this Report and incorporated herein by reference. The Wainwright Preferred Investment Option Amending Agreements are identical to each other except the names of the Wainwright Parties and the number of common shares that can be purchased by each Wainwright Party.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 1.01 of this Report is incorporated by reference herein.

Item 8.01 Other Events.

On April 27, 2026, the Company issued a press release announcing the amendments to the Sabby Preferred Investment Options and the Wainwright Preferred Investment Options. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The press release contains forward-looking statements and includes cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Sabby Preferred Investment Option Amending Agreement
10.2	Form of Wainwright Preferred Investment Option Amending Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: April 27, 2026	By:	/s/ Eric A Adams
Eric A Adams President & CEO

3